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                                                                 Exhibit 11.1
                                 PSINet Inc.


             Calculation of Loss per Share and Weighted Average
                       Shares Used in Calculation (1)

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1996
                                                               -----------------
Weighted average shares outstanding:
Common stock:
Shares outstanding at beginning of year......................        37,914,932
Weighted average shares issued during the year ended December
  31, 1996 (2,198,302 shares)................................         1,463,072
                                                               -----------------
                                                                     39,378,004
                                                               -----------------
                                                               -----------------
Net loss.....................................................   $   (55,097,000)
                                                               -----------------
                                                               -----------------
Loss per share...............................................   $         (1.40)
                                                               -----------------
                                                               -----------------

(1) For a description of loss per share, see Note 1 of the Notes to the Consolidated Financial Statements incorporated by reference in Part II,
    Item 8 of this Form 10-K.